Calculation of Filing Fee Tables
S-8
Binah Capital Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	2,650,000	$ 1.32	$ 3,498,000.00	0.0001381	$ 483.07
Total Offering Amounts:						$ 3,498,000.00		$ 483.07
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 483.07
Offering Note
[1]	(1a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover additional shares of common stock, par value $0.0001 per share, of Binah Capital Group, Inc. (the "Company"), which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without consideration which results in an increase in the number of the Company's outstanding shares of common stock. (1b) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices for the common stock as reported on The Nasdaq Global Market on August 11, 2026. (1c) Represents additional shares of common stock of the Company issuable under Binah Capital Group, Inc. 2024 Equity Incentive Plan, as may be amended or restated from time to time (the "Plan"). Shares of common stock issuable under the Plan include awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources